UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 26, 2005 (October 21, 2005)
Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)
151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code
(303) 691-3905
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 21, 2005, the Janus Capital Group Inc. (“Janus” or “Company”) Board of Directors approved the entry into a syndicated $200 million, three-year revolving credit facility (the “Facility”), with Citibank, N.A., as administrative agent and swingline lender, and JPMorgan Chase Bank, N.A., as syndication agent for the lenders. The Facility is available for working capital and general corporate purposes as set forth therein. The drawn costs and the fees related to the Facility fluctuate based on our long-term senior unsecured non-credit-enhanced debt ratings and are further described in the Three-Year Competitive Advance and Revolving Credit Facility Agreement attached hereto as Exhibit 10.1 which is hereby incorporated by reference. Our obligations under the Facility are guaranteed by our subsidiary, Janus Capital Management LLC.
The Facility contains financial and other covenants, including, but not limited to, limitations on the ability of the Company and its subsidiaries to incur debt or liens, covenants regarding the maintenance of a leverage ratio and an interest coverage ratio, and minimum net worth. A violation of these covenants could result in a default under the Facility which would permit the participating banks to restrict our ability to access the Facility and require the immediate repayment of any outstanding advances under the Facility.
Item 2.02 Results of Operations and Financial Condition.
On October 26, 2005, Janus issued a press release reporting its financial results for the third quarter 2005. Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please see the discussion set forth in response to Item 1.01 above.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 26, 2005, Janus announced that its Chairman of the Board and Chief Executive Officer (“CEO”) Steven Scheid has decided to step down from his position as CEO effective January 3, 2006, but will remain as Chairman of the Board. At that time Mr. Scheid will be succeeded as CEO by Janus’ President and Chief Investment Officer Gary Black.
Gary Black, 45, has been Janus’ President and Chief Investment Officer since April 2004 and a member of the Board of Directors since May 2004. Prior to joining Janus, Mr. Black was the Chief Investment Officer for Goldman Sachs Asset Management’s Global Equities business from 2001 through March 2004. From 1992 to 2001, Mr. Black worked for Alliance Bernstein as a Senior Research Associate and later as Executive Vice President and Head, Institutional Sales.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1	$200 million Three-Year Competitive Advance and Revolving Credit Facility Agreement (the “Facility”), dated as of October 19, 2005, with Citibank, N.A., as administrative agent and swingline lender and JPMorgan Chase Bank, N.A., as syndication agent for the lenders

99.1	Janus Capital Group Inc. press release reporting its financial results for the third quarter 2005

99.2	Janus Capital Group Inc. third quarter 2005 earnings presentation

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: October 26, 2005	By:	/s/ David R. Martin
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document

10.1	$200 million Three-Year Competitive Advance and Revolving Credit Facility Agreement (the “Facility”), dated as of October 19, 2005, with Citibank, N.A., as administrative agent and swingline lender and JPMorgan Chase Bank, N.A., as syndication agent for the lenders

99.1	Janus Capital Group Inc. press release reporting its financial results for the third quarter 2005

99.2	Janus Capital Group Inc. third quarter 2005 earnings presentation

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